Exhibit 4.2

PLAYTIKA HOLDING CORP.

EQUITY PLAN STOCKHOLDERS AGREEMENT

THIS EQUITY PLAN STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of June 26, 2020, by and between PLAYTIKA HOLDING CORP., a Delaware corporation (the “Company”), Giant Network Group Co., Ltd., Playtika Holding UK II Limited, Playtika Holding UK Limited, Alpha Frontier Limited, Chongqing Cibi, Giant Investment Co., Ltd. (together with Chongqing Cibi, the “Y.Shi Affiliated Entities”), Hazlet Global Limited, Equal Sino Limited (together with Hazlet Global Limited, the “J.Shi Affiliated Entities”) and each Person identified on Schedule A hereto and any other Person who becomes a party to this Agreement pursuant to the provisions hereof (each, individually, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, the Stockholders are being, have been or will be issued shares of Capital Stock (as defined below) pursuant to the Company’s 2020 Incentive Award Plan (the “Equity Plan”) and the parties hereto desire to enter into this Agreement to set forth certain rights, restrictions and agreements with respect to the Capital Stock (as defined below); and

WHEREAS, the Company and the Stockholders agree as follows:

1. Definitions. Defined terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in this Section 1:

1.1 “Affiliate” means, with respect to any Person, another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context) and (b) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, restricted stock units, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any stockholder or their respective permitted transferees or successors or assigns.

1.4 “Change in Control” means any transaction that constitutes a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) of the Company, or any of the Parent Entities, as applicable; provided that the following events shall not constitute a “Change in Control”: (a) a “change in the effective control of a corporation” described in Treasury Regulation Section 1.409A-3(i)(5)(vi) of the Company or any such Parent Entity, as applicable, that does not also constitute a “change in the ownership of a corporation” described in Treasury Regulation Section 1.409A-3(i)(5)(v) of the Company or such Parent Entity; (b) a “change in the effective control of a corporation” described in Treasury Regulation Section 1.409A-3(i)(5)(vi) of the Company or any Parent Entity in which less than 50% of the outstanding stock of the Company or such Parent Entity, as applicable, is sold; (c) a “change in the ownership of a substantial portion of the corporation’s assets” described in Treasury Regulation Section 1.409A-3(i)(5)(vii) of the Company or any Parent Entity in which less than 50% of the total gross fair market value of the assets of the Company or such Parent Entity, as applicable (calculated in a manner consistent with Treasury Regulation Section 1.409A-3(i)(5)(vii)), are sold; or (d) a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) of the Company or any Parent Entity in which the Person, or more than one Person acting as a group, acquiring the stock or assets of the Company or such Parent Entity prior to such transaction, directly or indirectly control, are controlled by, or are under common control with, the Company or the Parent Entities; provided, however, that the consummation of a merger or other combination of the Company or any of the Parent Entities with either Alpha Frontier Limited or Parent Company or one of their Subsidiaries shall not constitute a Change in Control for purposes of this Agreement; provided, further, that there shall not be deemed a Change in Control for purposes of this Agreement unless in the aggregate, in either one or a series of transactions, more than 50% of the outstanding stock or assets of the Company are acquired by a Person, or more than one Person acting as a group, not controlled by, or under common control with, Parent Company or any of the Parent Entities, and for purposes of this proviso, if any Parent Entity or Subsidiary of such Parent Entity owns stock or assets of the Company or any Subsidiary of the Company, a Change of Control of such Parent Entity, or Subsidiary of such Parent Entity, shall be deemed an acquisition by such Person(s) of Company stock or assets.

1.5 “Common Stock” means shares of common stock of the Company, par value $0.01 per share.

1.6 “Company Notice” means written notice from the Company notifying a Holder that the Company intends to exercise its Right of First Refusal as to some or all of the Shares subject to any Proposed Transfer.

1.7 “Immediate Family” means the spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted) of the Stockholder.

1.8 “Parent Company” means Giant Network Group Co., Ltd. or any successor thereto.

1.9 “Parent Entities” means Playtika Holding UK II Limited, Playtika Holding UK Limited, Alpha Frontier Limited or any Subsidiary or successor thereto of any of these entities.

1.10 “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

1.11 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

1.12 “Register,” “registered,” “registration,” and derivatives of such terms refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or order that such registration statement is effective.

1.13 “Registrable Securities” means the Shares, together with any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities (w) sold by a person to the public either pursuant to a registration statement or Rule 144, (x) sold in a private transaction in which the transferor’s rights under Section 7 of this Agreement are not assigned, (y) held by a Stockholder (together with its Affiliates) if such Stockholder (together with its Affiliates) holds less than 1% of the Company’s outstanding Common Stock (on an as-converted basis), or (z) held by a Stockholder (together with its Affiliates) if all Shares held by and issuable to such Stockholder (and its Affiliates) may then be sold pursuant to Rule 144 during the immediately subsequent ninety (90) day period.

1.14 “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but will not include selling expenses, fees and disbursements of counsel for the Stockholders, and the compensation of regular Company employees, which will be paid in any event by the Company.

1.15 “Rule 144” means Rule 144 as promulgated by the Securities and Exchange Commission under the Securities Act, as Rule 144 may be amended from time to time, or any similar successor rule that may be promulgated by the Securities and Exchange Commission.

1.16 “Securities Act” means the Securities Act of 1933, as amended.

1.17 “Shares” means shares of Capital Stock owned by a Stockholder (or any transferee, including a Permitted Transferee) or issued to a Stockholder (or any transferee, including a Permitted Transferee) after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

1.18 “Stockholder(s)” has the meaning set forth in the Preamble and shall include any transferee, including any Permitted Transferee, who becomes a Stockholder pursuant to Section 2.2.

1.19 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2. Restrictions on Transfer; Certain Permitted Transfers.

2.1 Restrictions on Transfer.

(a) Except as expressly permitted in this Agreement, no Stockholder shall in any way, directly or indirectly (whether by act, omission or operation of law), sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of, or by adjudication of the Stockholder as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by passage or distribution of Shares under judicial order or legal process, carry out or permit the transfer of, all or any portion of such Stockholder’s Shares. Any such sale or other transfer not expressly permitted herein shall be void and of no effect.

(b) No sale or other transfer may be made that would violate or be inconsistent with any other written agreement a Stockholder may have with the Company or would cause the number of securityholders of the Company to exceed the number that is fifty (50) less than the number of securityholders which would require the Company to register any securities of the Company under any applicable laws; provided, however, that upon the receipt of a notice by any Stockholder of a proposed transfer, the Company shall inform such Stockholder, no later than ten (10) business days after receipt of such notice, of the number of securityholders of the Company. No such sale or other transfer may be made unless the transferee (i) agrees in writing to be bound by the provisions of this Agreement as though it were a Stockholder hereunder, and (ii) unless waived by the Board (or its designee), causes to be delivered to the Company, at such transferee’s sole cost and expense, a favorable opinion from legal counsel reasonably acceptable to the Board (or such designee), to the effect that such sale or other transfer does not violate or result in registration being required under any applicable law. In addition, such transferee shall execute and deliver such other instruments and documents, in form and substance reasonably satisfactory to the Board (or such designee) (including any instrument(s) necessary to cause the transferee to become a Stockholder), as are reasonably requested by the Company in connection with such sale or other transfer. Upon compliance with all provisions of this Section 2(b), all other Stockholders agree to execute and deliver such amendments hereto as are necessary to cause such transferee to become a Stockholder if requested by the Board.

2.2 Certain Permitted Transfers. Notwithstanding anything to the contrary in Section 2.1(a), but subject to Section 2.1(b):

(a) Except as otherwise approved by the Board, a Stockholder may sell or otherwise transfer all or a portion of such Stockholder’s Shares only (i) to the Company or its Affiliates, (ii) as permitted by Section 4 and Section 5 (but only as a Tag-Along Seller), and (iii) for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy, to such Stockholder’s Immediate Family, or to a trust for the benefit of the Stockholder or any of his or her Immediate Family (all of the foregoing in this clause (iii) collectively referred to as “Permitted Transferees”).

(b) Subject to any notice requirements set forth in Section 3, Section 4 or Section 5, a Stockholder seeking to sell or otherwise transfer his or her Shares pursuant to clause (a) shall deliver written notice to the Company at least five (5) business days prior to such sale or other transfer.

(c) Any such sale or transfer is effected in accordance with any applicable laws and the transferee, including any Permitted Transferee, who shall be required to become a Stockholder pursuant to this Agreement, shall receive and hold the Shares so transferred subject to the provisions of this Agreement, the Equity Plan, the applicable Award Agreement (as defined therein) and any other applicable agreements governing the Shares to be transferred, and there shall be no further transfer of such Shares except in accordance with the terms of this

Agreement (or otherwise as expressly provided under the Equity Plan) or upon the occurrence of a Change in Control. It shall be a condition to any such transfer that the transferee execute any documents requested by the Company evidencing such agreement to be so bound.

3. Right of First Refusal.

3.1 Grant.

(a) Before any Shares held by a Stockholder may be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of (each, a “Proposed Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares proposed to be transferred on the terms and conditions set forth in this Section 3.1 (the “Right of First Refusal”). In the event that the Company’s charter, bylaws and/or another written agreement to which the Stockholder is a party applicable to the Shares contain a right of first refusal with respect to the Shares, such right of first refusal shall apply to the Shares to the extent such provisions are more restrictive than the Right of First Refusal set forth in this Section 3.1 and the Right of First Refusal set forth in this Section 3.1 shall not in any way restrict the operation of the Company’s charter, bylaws or the operation of any applicable written agreement to which a Stockholder is a party.

(b) In connection with any Proposed Transfer by a Stockholder, the Stockholder shall deliver to the Company a written notice (the “Proposed Transfer Notice”) stating: (i) the Stockholder’s bona fide intention to sell or otherwise transfer its Shares through the Proposed Transfer; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; and (iv) the price for which the Stockholder proposes to transfer the Shares (the “Offered Price”), and the Stockholder shall offer such Shares at the Offered Price to the Company or its assignee(s).

(c) Within fifteen (15) days after receipt of the Proposed Transfer Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares subject to the Proposed Transfer by delivery of a Company Notice.

(d) Each Stockholder further hereby grants to the Parent Entities a secondary refusal right (the “Secondary Refusal Right”) to purchase all, but not less than all, of the Shares subject to the Proposed Transfer not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 3.1(a). If the Company does not provide its notice exercising its Right of First Refusal of the Proposed Transfer, the Company must deliver a secondary notice to the Stockholder and to the Parent Entities to that effect within fifteen (15) days after receipt of the Proposed Transfer Notice. To exercise its Secondary Refusal Right, the Parent Entities must deliver a written notice (the “Secondary Notice”) to the selling Stockholder and the Company within ten (10) days after the Company’s deadline for its delivery of its notice as provided in the preceding sentence.

(e) The purchase price for the Shares repurchased under this Section 3.1 shall be the Offered Price.

(f) Payment of the purchase price shall be made, if by the Company, at the option of the Company or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness of the Stockholder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof, within five (5) days after delivery of the Company Notice or in the manner and at the times mutually agreed to by the Company and the Stockholder. Payment of the purchase price shall be made, if by the Parent Entities, in cash (by check or wire transfer), within five (5) days after delivery of the Secondary Notice or in the manner and at the times mutually agreed to by the Parent Entities and the Stockholder. Should the Offered Price specified in the Proposed Transfer Notice be payable in property other than cash, the Company or its assignee and the Parent Entities shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

(g) If all or a portion of the Shares subject to a Proposed Transfer are not purchased by the Company and/or its assignee(s) or the Parent Entities as provided in this Section 3.1, then the Stockholder may sell or otherwise transfer such Shares to the proposed transferee at the Offered Price or at a higher price; provided that such sale or other transfer is consummated within sixty (60) days after the date of the Proposed Transfer Notice; and provided, further, that any such sale or other transfer is effected in accordance with any applicable laws and the proposed transferee agrees in writing to the provisions of this Agreement and any other applicable agreements governing the Shares shall continue to apply to the Shares in the hands of such proposed transferee. If the Shares described in the Proposed Transfer Notice are not transferred to the proposed transferee within such sixty (60) day period, a new Proposed Transfer Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal and the Parent Entities shall again be offered the Secondary Refusal Right, as provided herein, before any Shares held by the Stockholder may be sold or otherwise transferred.

(h) Anything to the contrary contained in this Section 3 notwithstanding and to the extent permitted by the Board, the transfer of any or all of the Shares by the Stockholder to a Permitted Transferee shall be exempt from the Right of First Refusal and Secondary Refusal Right.

(i) The Right of First Refusal and Secondary Refusal Right shall terminate as to all Shares upon the occurrence of a Change in Control.

3.2 Subordinate. The provisions of this Section 3 shall be subordinate to those of Section 4, and shall not apply to transfers under Section 4 or to transfers to Permitted Transferees in accordance with Section 2.2.

4. Drag-Along Rights.

4.1 Grant. In the event of a sale by the Parent Entities involving at least 50% of the then outstanding Common Stock (on an as-converted basis) to any third party (other than in connection with a transfer to the Company or any other Parent Entity or Subsidiary or Affiliate thereof) in one or a series of related transactions (the “Drag-Along Transaction”), prior to the Drag-Along Transaction, the Parent Entities, at its option, shall have the right (the “Drag-Along Rights”) to require each Stockholder (for the purposes of this Section 4, each a “Dragged Stockholder”) to sell all of its Shares in connection with the Drag-Along Transaction, on the same terms, conditions and price per share as those applicable to the other selling stockholders.

4.2 Notice. The Parent Entities may exercise the Drag-Along Rights under Section 4.1, and shall notify each Dragged Stockholder in writing of the proposed Drag-Along Transaction no less than ten (10) days prior to the contemplated consummation date of the proposed Drag-Along Transaction (the “Drag-Along Notice”). Any such Drag-Along Notice shall set forth: (a) a description of the proposed Drag-Along Transaction, (b) the name of the proposed transferee(s), (c) the total number of shares proposed to be transferred by the selling stockholders and (d) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed transferee(s). Any proposed transfer or transaction pursuant to this Section 4 that is not consummated within one (1) year following the date of the Drag-Along Notice shall again be subject to the notice provisions of this Section 4.

4.3 Support of Transfer. All Dragged Stockholders shall cooperate in, and shall take all actions that the Parent Entities deems reasonably necessary or desirable to consummate the Drag-Along Transfer, including, (a) voting (and if applicable, causing each of its Affiliates to vote) their respective Shares in favor of the Drag-Along Transaction, (b) voting (and if applicable, causing each of its Affiliates to vote) their respective Shares in opposition to any and all other proposals that could oppose, prevent, delay, or impair the ability to close the Drag-Along Transaction, (c) refraining from depositing (and if applicable causing each of its Affiliates to refrain from depositing) any Shares in a voting trust or subjecting any such Shares to any arrangement or agreement with respect to voting any such Shares, unless the Parent Entities specifically so requests in connection with the Drag-Along Transaction and (d) entering into an agreement with the proposed transferee(s) in connection with the Drag-Along Transaction as may be reasonably requested by the Parent Entities and consistent with the terms hereof.

4.4 Waiver. All Dragged Stockholders shall, to the extent permitted by applicable law, waive any dissenters’ or appraisal rights to which they may be entitled under Section 262 of the Delaware General Corporation Law (or any successor provision thereto) or any other applicable law or contract with respect to the Drag-Along Transaction.

4.5 Expenses. No Dragged Stockholder will be obligated to pay more than its pro rata share of transaction expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with the Drag-Along Transaction to the extent that such expenses are incurred for the benefit of all stockholders and are not otherwise paid by the Company or the acquiring party (expenses incurred by or on behalf of a stockholder for its sole benefit not being considered expenses incurred for the benefit of all stockholders).

4.6 Indemnity. No Dragged Stockholder will be liable for more than its pro rata share of any indemnity obligations incurred (based on the proportion of the aggregate transaction consideration received) in connection with the Drag-Along Transaction. Any indemnification provided by the Dragged Stockholders in connection with the Drag-Along Transaction will be on a several and not a joint basis (other than to the extent secured by an escrow fund or other similar mechanism).

4.7 Representations and Warranties. No Dragged Stockholder will be obligated to make any representations or warranties in connection with the Drag-Along Transaction, except as to (a) good and valid title to the shares being transferred, (b) the absence of liens, with respect to the Shares being transferred, (c) such Dragged Stockholder’s valid existence and good standing

(if applicable), (d) the legal capacity and authority for, and validity, binding effect and enforceability of (as against such Dragged Stockholder), any agreement entered into by such Dragged Stockholder in connection with the Drag-Along Transaction, (e) all required consents and approvals to the Dragged Stockholder’s transfer of such Shares having been obtained (excluding securities laws) and (f) the fact that no broker’s commission or finder’s fee is payable by the Dragged Stockholder as a result of the Dragged Stockholder’s conduct in connection with the Drag-Along Transaction. All representations and warranties made by any Dragged Stockholder in connection with the Drag-Along Transaction shall be on a several and not joint basis.

4.8 Subordinate. The provisions of Section 3 and Section 5 shall be subordinate to and shall not apply to any transfer or exercise of rights contemplated by this Section 4. This Section 4 shall terminate as to all shares of Capital Stock upon the occurrence of a Change in Control.

5. Tag-Along Rights.

5.1 Grant. Subject to Section 5.7, in the event that any Stockholder, the Parent Company, any Parent Entity, any Y.Shi Affiliated Entity, or any J.Shi Affiliated Entity (each, a “Tag Party”) proposes to (a) transfer at least 25% of the shares of Common Stock held by such Tag Party (together with such Tag Party’s Affiliates), or (b) undertake a transaction (including, for the avoidance of doubt, a sale, acquisition or other transfer of securities or other interests of the Parent Company or any Parent Entity) that would result in a change in beneficial ownership of at least 25% of the shares of Common Stock beneficially owned by such Tag Party (together with such Tag Party’s Affiliates) (for purposes of this Section 5, each a “Tag-Along Seller”), in each case in connection with any transaction or series of related transactions (each, a “Tag-Eligible Sale”), to any Person and, if applicable, the Right of First Refusal set forth in Section 3.1 above was not fully exercised with respect to such Proposed Transfer (such that all of the shares of Common Stock proposed to be sold by the holder pursuant to Section 3.1 will not be sold or otherwise transferred to the Company or Parent Entities pursuant to Section 3.1), then each holder of Common Stock other than such Tag-Along Seller (each, a “Tag Holder”) shall have the right to require the proposed transferee to purchase up to the same proportion of the shares of Common Stock held by such Tag Holder (solely counting fully vested and outstanding shares of Common Stock held by such Tag Holder) as the Tag-Along Seller holds and is proposing, or beneficially owns and will be deemed, to sell or transfer, on the same terms, conditions and equivalent type and amount of consideration payable per share to such Tag-Along Seller (the “Tag-Along Rights”); provided that the shares eligible by each Tag Holder pursuant to this Section 5.1 shall first be subject to the Right of First Refusal set forth in Section 3.1. For purposes of this Section 5.1, each of the Parent Company, the Y.Shi Affiliated Entities, and the J.Shi Affiliated Entities shall be considered Affiliates of each other. Further, for the avoidance of doubt, the Tag-Along Rights granted pursuant to this Section 5.1 shall apply to any transfer or change in beneficial ownership resulting from the sale, acquisition or other transfer of securities or other interests of the Parent Company or any Parent Entity, but shall not apply to (i) any transfer or change in beneficial ownership resulting from the issuance, offer and sale by the Company, Parent Company or any Parent Entity of preferred stock of the Company, or (ii) any transfer of shares of Common Stock to any of the Parent Company, any Parent Entity, any Y.Shi Affiliated Entity or any J.Shi Affiliated Entity.

5.2 Notice. Any Tag-Along Seller shall notify each Tag Holder and the Company in writing of the proposed Tag-Eligible Sale no less than thirty (30) days prior to the contemplated consummation date of the proposed Tag-Eligible Sale (the “Tag-Along Notice”). Any such Tag-Along Notice shall set forth: (a) a description of the proposed Tag-Eligible Sale, (b) the name of the proposed transferee, (d) the total number of shares of Common Stock held and proposed, or beneficially owned deemed, to be transferred by the Tag-Along Sellers and (d) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed transferee. If a Tag Holder elects to exercise its Tag-Along Rights, (x) such Tag Holder shall notify the Tag-Along Seller and the Company in writing of such proposed exercise no less than ten (10) days following such Tag Holder’s receipt of the Tag-Along Notice (each a “Tagging Stockholder”) and (y) the closing of such Tagging Stockholder’s transfer in connection with the Tag-Eligible Sale will be governed by the terms and conditions of the closing of the Tag-Eligible Sale. If a Tag Holder fails to notify the Tag-Along Seller and the Company of its intent to exercise such Tag-Along Rights within such ten (10) day period, such Tag Holder shall be deemed to have waived, and shall forfeit, such Tag-Along Rights with respect to such Tag-Eligible Sale. Any proposed Tag-Eligible Sale that is the subject of a Tag-Along Notice that is not consummated within ninety (90) days following the date of the Tag Notice shall again be subject to the notice provisions of Section 5 and shall require compliance with the procedures described in this Section 5.2.

5.3 Cutback. If the proposed transferee will not purchase or otherwise accept beneficial ownership of all the shares of Common Stock being offered as a result of the exercise of the Tag-Along Rights, the number of shares being transferred by the Tag-Along Seller and any Tagging Stockholders will be reduced on a pro rata basis.

5.4 Expenses. No Tagging Stockholder will be obligated to pay more than its pro rata share of transaction expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with such Tag-Eligible Sale to the extent that such expenses are incurred for the benefit of all stockholders (expenses incurred by or on behalf of a stockholder for its sole benefit not being considered expenses incurred for the benefit of all stockholders).

5.5 Indemnity. No Tagging Stockholder will be liable for more than its pro rata share of any indemnity obligations incurred (based on the proportion of the aggregate transaction consideration received) in connection with the Tag-Eligible Sale. Any indemnifications provided by any Tagging Stockholders in connection with the Tag-Eligible Sale will be on a several and not a joint basis (other than to the extent secured by an escrow fund or other similar mechanism).

5.6 Representations and Warranties. Any Tagging Stockholder transferring Shares pursuant to this Section 5 shall make all representations or warranties in connection with such transfer as made by the Tag-Along Seller. All representations and warranties made by any Tagging Stockholder in connection with the Tag-Eligible Sale shall be on a several and not joint basis.

5.7 Subordinate. The provisions of this Section 5 shall be subordinate to those of Section 4, and shall not apply to transfers under Section 4, to transfers to Permitted Transferees in accordance with Section 2.2.

6. Legends. Each certificate, instrument, or book entry representing Shares shall be notated with the following legend until such time as the Shares represented thereby are no longer subject to the provisions thereof or such legend is no longer applicable (as determined by the Company in its sole discretion):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

THE VOTING, SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 26TH, 2020 (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF PLAYTIKA HOLDING CORP.”

Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend above to enforce the provisions of this Agreement until the conditions specified in such legend and this Agreement are satisfied.

7. Registration Rights.

7.1 Company Registration.

(a) If the Company, in its sole discretion, determines to register any of the Company’s securities, either for the Company’s own account or for the account of a stockholder (other than (i) a registration statement relating to the Company’s initial public offering of Common Stock, (ii) a registration relating solely to employee benefit plans, (iii) a registration relating to the offer and sale of debt securities, (iv) a registration relating to a corporate reorganization or other transaction on Form S-4, and (v) a registration on any registration form that does not permit secondary sales), then the Company will: (x) promptly give to each Stockholder written notice of the Company’s intention to register such Company securities (the “Registration Notice”); and (y) use the Company’s commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 7.1(b) and 7.1(c), all the Registrable Securities specified in a written request or requests made by any Stockholder and received by the Company within twenty (20) days after the Company mailed or delivered the Registration Notice to such Stockholder. Such written request may specify all or a part of a Stockholder’s Registrable Securities.

(b) Underwriting. If the registration for which the Company gives notice is for a registered public offering involving an underwriting, then the Company will so advise the Stockholders as a part of the Registration Notice. In such event, any Stockholder’s right to registration pursuant to this Section 7.1 will be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided in this Agreement. All Stockholders proposing to distribute such Stockholders’ securities through such underwriting will (together with the Company and the other holders of Company securities with registration rights to participate in such underwriting and distributing such other stockholders’ securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(c) Pro Rata Allocation and Inclusion of Other Securities.

(i) Notwithstanding any other provision of this Section 7.1, if an underwriters’ representative, in its sole discretion, determines that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering will be apportioned pro rata among the selling Stockholders based on the number of Registrable Securities held by all selling Stockholders or in such other proportions as all such selling Stockholders will mutually agree.

(ii) No securities held by any selling Stockholder will be excluded from such offering pursuant to this Section 7.1(c) unless all shares proposed to be sold by any other selling stockholder are first excluded from such offering; provided that no such exclusion will be required if such other selling stockholder receives the prior written consent of the holders of two-thirds of the Registrable Securities.

(d) Withdrawn Securities. If any Person does not agree to the terms of any such underwriting, then such Person will be excluded from such underwriting by written notice from the Company or an underwriters’ representative. Any Registrable Securities or other securities excluded or withdrawn from such underwriting will also be withdrawn from such registration. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any stockholder to the nearest 100 shares. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, then the Company will then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 7.1(c).

(e) Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by the Company under this Section 7.1 before such registration becomes effective, regardless of whether any Stockholder has elected to include securities in such registration. The Company will pay the expenses for any such terminated or withdrawn registration pursuant to Section 7.2.

7.2 Registration Expenses. The Company will pay for all Registration Expenses (exclusive of any underwriting discounts and commissions) incurred in connection with any registration, qualification, or compliance pursuant to Section 7.1 and for the reasonable and documented fees of one counsel for the selling Stockholders. All selling expenses relating to securities so registered will be borne by the holders of such securities pro-rata on the basis of the number of shares of securities so registered on such holders’ behalf, as will any other expenses in connection with the registration required to be paid by the holders of such securities.

7.3 Registration Procedures. In the case of each registration made effective by the Company pursuant to Section 7, the Company will keep each Stockholder advised in writing as to the initiation of each registration and as to the completion of each registration. At the Company’s expense, the Company will use the Company’s commercially reasonable efforts to:

(a) keep such registration effective for a period of 90 days or until the stockholder or stockholders have completed the distribution described in the registration statement relating such registration, whichever occurs first;

(b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish such number of prospectuses and other documents incident to such prospectus, including any prospectus amendment or prospectus supplement, as a Stockholder from time to time may reasonably request;

(d) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Stockholders; provided that the Company will not be required, in connection with any such registration and qualification or as a condition to any such registration and qualification, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) notify each Stockholder that holds of Registrable Securities covered by such registration statement at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act or the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 7, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock; provided that such underwriting agreement contains reasonable and customary provisions; and provided further that each Stockholder participating in such underwriting will also enter into and perform such Stockholder’s obligations under such an agreement.

7.4 Indemnification.

(a) Company Indemnification. The Company will indemnify and hold harmless each Stockholder, and each Stockholder’s officers, directors, partners, legal counsel, and accountants, and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act with respect to any registration, qualification, or compliance effected pursuant to this Section 7, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act, any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect of such expenses, claims, losses, damages, and liabilities) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or similar document) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state in such document a material fact required to be stated in such document or necessary to make the statements in such document not misleading, or any violation by the Company of the Securities Act and any applicable state securities laws or any rule or regulation under the Securities Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Stockholder, and each of such Stockholder’s officers, directors, partners, legal counsel, and accountants, and each person controlling such Stockholder, and each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Stockholder or underwriter and stated to be specifically for use in such document. The parties expressly agree and acknowledge that the indemnity agreement contained in this Section 7.4(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the Company’s consent (which consent will not be unreasonably withheld).

(b) Stockholder Indemnification. Each Stockholder will, if Registrable Securities held by such Stockholder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, and each of the Company’s directors, officers, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Stockholder, and each of their respective officers, directors, and partners, and each person controlling such Stockholder or other Company stockholder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement ) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission)

to state in such document a material fact required to be stated in such document or necessary to make the statements in such document not misleading, and will reimburse the Company, and such Stockholders, and directors, officers, legal counsel, and accountants, and underwriters, and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Stockholder and stated to be specifically for use in such document; provided that such Stockholder’s obligations under this Section 7.4(b) will not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect of such claims, losses, damages, or liabilities) if such settlement is effected without such Stockholder’s consent (which consent will not be unreasonably withheld); and provided further that in no event will any indemnity under this Section 7.4(b) exceed the Net Proceeds. For purposes of this Section 7.4(b) and Section 7.4(d), the term “Net Proceeds,” with respect to any particular Stockholder, means the proceeds from the offering received by such Stockholder after deducting underwriters’ commissions, discounts, and expenses attributable to the securities sold by such Stockholder.

(c) Indemnification Procedures. Each party entitled to indemnification under this Section 7.4 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of such claim or any litigation resulting from such claim, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or any litigation resulting from such claim, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense. Notwithstanding the foregoing, any Indemnified Party’s failure to give notice as provided in this Section 7.4(c) will not relieve the Indemnifying Party of the Indemnifying Party’s obligations under this Section 7.4 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term of such judgment or such settlement the claimant’s or plaintiff’s release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party will furnish such information regarding such Indemnified Party or the claim in question as an Indemnifying Party may reasonably request in writing and as will be reasonably required in connection with defense of such claim and litigation resulting from such claim

(d) Indemnification Unavailability. If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to in this Section 7.4, then the Indemnifying Party, instead of indemnifying such Indemnified Party under Section 7.4(a) or Section 7.4(b), will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations;

provided, however, that in no event will any contribution by a Stockholder under this Section 7.4(d) exceed the Net Proceeds (as defined in Section 7.4(b)). The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Underwriting Agreement Conflict. Notwithstanding the foregoing provisions of this Section 7.4, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 7.4, the provisions in the underwriting agreement will control.

7.5 Information by Stockholder. Each Stockholder will furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as will be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 7.

7.6 Rule 144 Reporting. With a view to making available to the Stockholder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Stockholders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies),

(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to Form S-3.

7.7 Registration Rights Transfers and Assignments. The Stockholder’s rights to cause the Company to register securities under this Section 7 may be transferred or assigned only by a Stockholder (a) if such transfer is made to such Stockholder’s Immediate Family or (b) is such transfer is made with the prior written consent of the Company; provided that, in each case, the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights assumes in writing such Stockholder’s obligations under this Section 7.

7.8 Lock-Up Agreement. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Stockholders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such shorter or longer period as determined by the Company.

7.9 Registration Delay. No stockholder will have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

7.10 Registration Rights Termination. Any Stockholder’s right to request registration or inclusion in any registration pursuant to Section 7 will terminate on the fifth anniversary of the effective date of a registration statement resulting in an underwritten registered public offering relating to the Company’s initial public offering of Common Stock.

8. Stockholder Representations. Each Stockholder hereby makes the following certifications and representations with respect to the Shares:

8.1 The Stockholder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Stockholder acquired the Shares for investment for the Stockholder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

8.2 The Stockholder acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Stockholder’s investment intent as expressed herein. The Stockholder understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The

Stockholder further acknowledges and understands that the Company is under no obligation to register the Shares.

8.3 The Stockholder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ninety days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

8.4 In the event that the Company does not qualify under Rule 701 at the time of issuance of the Shares, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

8.5 The Stockholder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Stockholder understands that no assurances can be given that any such other registration exemption will be available in such event.

8.6 The Stockholder has full power to enter into the proxy contained in Section 9 of this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement, and will not take any action inconsistent with the purposes and provisions of Section 9 of this Agreement.

9. Voting of Shares; Irrevocable Proxy.

9.1 Voting of Shares. Each Stockholder agrees and covenants that at any meeting of the shareholders of the Company and/or in connection with any corporate action by the shareholders of the Company, all of their respective Shares shall be voted by Giant Network Group Co., Ltd. or its designee (in each case, the “Proxy”) in the manner and to the effect determined by Proxy in its sole and absolute discretion. During the term of this Agreement, no Stockholder shall vote or attempt to vote any of their respective Shares, or otherwise exercise or attempt to exercise any voting or other approval rights of any of their respective Shares, and any such prohibited exercise by any Stockholder of voting or approval rights shall be void and of no force or effect.

9.2 Irrevocable Proxy.

(a) In order to give effect to and in furtherance of the agreements and covenants set forth in Section 9.1 of this Agreement, each Stockholder hereby irrevocably constitutes and appoints Proxy as proxy for such Stockholder, as the case may be, with full power of substitution, for and in the name and on behalf of such Stockholder, as the case may be, to vote, or to execute and deliver written consents or otherwise act with respect to, in Proxy’s sole and absolute discretion, any and all of their respective Shares now owned or to be owned by such Stockholder (and any shares or other securities that may hereafter be issued on, or in exchange for, any such shares or other securities of the Company), as fully, to the same extent and with the same effect as such Stockholder, whether at any annual or special meeting of the Company’s shareholders or otherwise. The proxy granted hereby shall remain in effect for so long as and at all times that this Agreement shall remain in effect and shall terminate immediately and automatically only upon the termination of this Agreement in accordance with the provisions hereof. The proxy granted hereby is irrevocable.

(b) Proxy hereby accepts this appointment as proxy of each of the Stockholders pursuant to Subsection 9.2(a) of this Agreement. Other than as specifically set forth herein, Proxy shall have no other rights with respect to the Shares.

9.3 Limitation of Proxy’s Liability. Proxy shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of Section 9 of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof.

10. Miscellaneous.

10.1 Term. Except for the rights and obligations set forth in Section 7 above which shall terminate only as set forth in Section 7.10 above, the provisions of this Agreement shall terminate and be of no further force and effect (a) with respect to any individual Stockholder, on the first date when such Stockholder no longer holds any Shares, and (b) in its entirety, upon the first to occur of (i) all of the Shares being owned by a single Person, (ii) the agreement in writing of the Company, the holders of 66.67% of the Shares held by the Stockholders (voting as a single separate class) and the Parent Entities to terminate this Agreement, or (iii) immediately prior to the Public Trading Date.

10.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

10.3 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

10.4 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. If notice is given to a Stockholder, it shall be sent to the respective Stockholder at its address as set forth on Schedule A hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 10.5. If notice is given to the Company, it shall be sent to Playtika Holding Corp., Attention: General Counsel, 2225 Village Walk Drive, Suite 240, Henderson, NV 89052; and a copy (which shall not constitute notice) shall also be sent to Latham & Watkins LLP, Attention: Michael Treska, 650 Town Center Drive, Costa Mesa, California 92626.

(b) Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number in accordance with Section 10.5(a) above, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

10.6 Entire Agreement. This Agreement (including Schedule A hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

10.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.8 Amendment; Waiver and Termination. Except for the rights and obligations set forth in Section 7 above which shall terminate only as set forth in Section 7.10 above, this Agreement may be amended, modified or terminated (other than pursuant to Section 10.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the holders of 66.67% of the Shares held by the Stockholders (voting as a single separate class). Any amendment, modification, termination or waiver so effected shall be binding upon the parties hereto and all of their respective successors and permitted assigns whether or not such party, assignee or other stockholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.9 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Stockholder, including any proposed transferee who purchases Shares in accordance with the terms hereof, shall deliver to the Company, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

10.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10.11 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

10.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.14 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

10.15 Additional Stockholders. In the event that after the date of this Agreement, the Company issues shares of Capital Stock to any Person under the Equity Plan, the Company shall, as a condition to such issuance, cause such Person to execute a counterpart signature page hereto as a Stockholder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Stockholder.

10.16 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

10.17 Consent of Spouse. If any Stockholder is married on the date of this Agreement and is a resident of the United States, such Stockholder’s spouse shall execute and deliver to the Company a Consent of Spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

COMPANY:

PLAYTIKA HOLDING CORP.

By:	/s/ Craig Abrahams

Name:	Craig Abrahams

Title:	President and CFO

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

PARENT COMPANY:

GIANT NETWORK GROUP CO., LTD:

By:	/s/ Giant Network Group Co., Ltd [seal]

Name:

Title:

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

PARENT ENTITIES:

PLAYTIKA HOLDING UK LIMITED:

By:	/s/ Craig Abrahams

Name:	Craig Abrahams

Title:	Director

PLAYTIKA HOLDING UK II LIMITED:

By:	/s/ Craig Abrahams

Name:	Craig Abrahams

Title:	Director

ALPHA FRONTIER LIMITED:

By:	/s/ Chen Ting

Name:	Chen Ting

Title:	Director

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

Y.SHI AFFILIATED ENTITIES:

GIANT INVESTMENT CO., LTD.:

By:	/s/ Giant Investment Co., Ltd. [seal]

Name:

Title:

CHONGQING CIBI BUSINESS INFORMATION CONSULTANCY CO., LTD.:

By:	/s/ CHONGQING CIBI BUSINESS INFORMATION CONSULTANCY CO., LTD. [seal]

Name:

Title:

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

J.SHI AFFILIATED ENTITIES:

HAZLET GLOBAL LIMITED:

By:	/s/ Ruofei Wang

Name:	Ruofei Wang

Title:	Director

EQUAL SINO LIMITED:

By:	/s/ Ruofei Wang

Name:	Ruofei Wang

Title:	Director

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Robert Antokol

Signature:	/s/ Robert Antokol

Name:	Robert Antokol

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Amir Jacoby

Signature:	/s/ Amir Jackoby

Name:	Amir Jackoby

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Michael Cohen

Signature:	/s/ Michael Cohen

Name:	Michael Cohen

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Arik Sandler

Signature:	/s/ Arik Sandler

Name:	Arik Sandler

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Craig Abrahams

Signature:	/s/ Craig Abrahams

Name:	Craig Abrahams

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Dudu Dahan

Signature:	/s/ Dudu Dahan

Name:	Dudu Dahan

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Erez Rachmil

Signature:	/s/ Erez Rachmil

Name:	Erez Rachmil

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Eric Rapps

Signature:	/s/ Eric Rapps

Name:	Eric Rapps

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Ira Holtzer

Signature:	/s/ Ira Holtzer

Name:	Ira Holtzer

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Mickey Sonnino

Signature:	/s/ Mickey Sonnino

Name:	Mickey Sonnino

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Nir Korczak

Signature:	/s/ Nir Korczak

Name:	Nir Korczak

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Ofer Kinberg

Signature:	/s/ Ofer Kinberg

Name:	Ofer Kinberg

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Omri Chetrit

Signature:	/s/ Omri Chetrit

Name:	Omri Chetrit

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Oran Piekarski

Signature:	/s/ Oran Piekarski

Name:	Oran Piekarski

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Shlomi Aizenberg

Signature:	/s/ Shlomi Aizenberg

Name:	Shlomi Aizenberg

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Raz Friedman

Signature:	/s/ Raz Friedman

Name:	Raz Friedman

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Yael Yehudai

Signature:	/s/ Yael Yehudai

Name:	Yael Yehudai

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Troy Vanke

Signature:	/s/ Troy Vanke

Name:	Troy J. Vanke

SCHEDULE A

STOCKHOLDERS

NAME	ADDRESS

Robert Antokol

Craig Abrahams

Michael Cohen

Amir Jackoby

Arik Sandler

Dudu Dahan

Erez Rachmil

Eric Rapps

Mickey Sonnino

Ira Holtzer

Ofer Kinberg

Shlomi Aizenberg

Omri Chetrit

Nir Korczak

Oran Piekarski

Raz Friedman

Yael Yehudai

Troy Vanke

c/o Playtika Ltd., 8 HaChoshlim St., Hertzliya, Israel